SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 27, 2014 (January 21, 2014)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 21, 2014, Crestwood Operations, LLC (“Crestwood Operations”), a subsidiary of Crestwood Equity Partners LP (the “Registrant”) entered into new employment agreements (the “Employment Agreements”) with Robert Phillips, the Registrant’s Chairman, President and Chief Executive Officer; Michael Campbell, the Registrant’s Senior Vice President and Chief Financial Officer and William Gautreaux, the Registrant’s President, Liquids and Crude. The Employment Agreements each have an initial term ending December 31, 2015 and will renew automatically for additional one-year periods thereafter if neither party gives advance notice of non-renewal. The Employment Agreements replace any current employment agreement with an affiliate of the Registrant and rights under existing severance plans, if any, and provide for the following base salary, target bonus amounts and target 2014 equity compensation grant (including grants in respect of the units of both the Registrant and Crestwood Midstream Partners LP):

Executive Officer	Base Salary	Target Bonus (% of Base Salary)	Target 2014 Equity Grant (% of Base Salary) (1)
Robert Phillips	$655,000	100%	250%
Michael Campbell	$400,000	100%	150%
William Gautreaux	$435,000	90%	175%

(1)	The level of equity compensation to be awarded to Mr. Phillips for the 2014 and 2015 grant cycles will be reduced to reflect his prior award of incentive units in Crestwood Holdings Partners LLC.

In addition, if the executive officer’s employment is terminated during the term by Crestwood Operations without “employer cause” (as defined in the Employment Agreement) or the executive resigns due to “employee cause” (as defined in the Employment Agreement) or the executive’s employment with Crestwood Operations terminates as a result of Crestwood Operations’ election not to renew the Employment Agreement, the executive will be entitled to receive, subject to the executive’s execution of a release of claims, severance equal to two times the sum of the executive’s base salary (three times in the case of Mr. Phillips) and average annual bonus for the prior two years, payable in equal installments over an 18-month period following termination. In addition, the executive would be entitled to certain subsidized medical benefits over such 18-month period.

The Employment Agreements also provide for the respective executive to be subject to noncompetition covenants (subject to certain qualifications set forth in the Employment Agreements) and nonsolicitation covenants during the term of their employment and for an 18-month period thereafter.

The foregoing description of the Employment Agreements does not purport to be complete. The foregoing description of the Employment Agreements are subject to, and are qualified in entirety by, the full text of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Robert Phillips and Crestwood Operations LLC.

10.2	Employment Agreement between Michael Campbell and Crestwood Operations LLC.

10.3	Employment Agreement between William Gautreaux and Crestwood Operations LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: January 27, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement between Robert Phillips and Crestwood Operations LLC.

10.2	Employment Agreement between Michael Campbell and Crestwood Operations LLC.

10.3	Employment Agreement between William Gautreaux and Crestwood Operations LLC.